                                                                   EXHIBIT 10.26

                            MASTER SERVICES AGREEMENT

TEXQUEST, LLC,                          OAO HEALTHCARE SOLUTIONS, INC.
ON BEHALF OF GULF QUEST, L.P.


-------------------------------------   ----------------------------------------
Company Authorized Signature            OAO HealthCare Solutions, Inc. Signature

-------------------------------------   ----------------------------------------
Title - Please Print                    Title

-------------------------------------   ----------------------------------------
Authorized Representative Name          Name

-------------------------------------   ----------------------------------------
Date                                    Date

-------------------------------------   ----------------------------------------
Contact Telephone Number                OAO Technology Solutions Signature*

This Master Services Agreement, (the "MSA"), is made by and between OAO Healthcare Services, Inc., a California corporation, with its principal place of business located at 20955 Warner Center Lane, Woodland Hills CA 91368 ("OAOHS") and TEXQUEST, LLC a Delaware limited liability company on behalf of GULF QUEST, LP, a Texas limited partnership, with its principal place of business located at 1235 NORTH LOOP WEST STE 450, HOUSTON, TX 77008 ("Customer"). This MSA incorporates by reference each of the attached addendum (referred to collectively herein as the "MSA Addendum"). This MSA and the MSA Addendum shall be referred to herein as the "Agreement". OAOHS shall provide to Customer and Customer shall license that software and purchase those service(s) and associated equipment from OAOHS (collectively the "Software and Services") described in the MSA Addendum at the rates, discounts and other terms and conditions described in the Addendum Three (Pricing and Payment) or the applicable Addendum for the Software and Services. By signing this cover sheet, OAOHS and Customer agree to he bound to all the terms and conditions of this Agreement.

With respect to OAOHS obligations to Customer, the terms and conditions of this Agreement shall supercede and control the licensure of Customer's EZ-CAP product and related services, licensed to North American Medical Management in the Software License and Services Agreement dated November 24, 1999 and transferred to Customer in the Transfer of License dated November 29, 2000 by and between North American Medical Management, Customer and OAOHS, formerly QuadraMed Corporation.

The MSA Addendum attached to this MSA are as follows:

This Master Services Agreement;

1)   General Terms and Conditions;

2)   OAOHS Software License Addendum;

3)   Pricing and Payment Addendum;

4)   Support and Maintenance Addendum;

5)   Standard Implementation & Training for HIPAA;

The "Term" of this Agreement will be effective as of _______________________________, 2003 (the "EFFECTIVE DATE") and continue until terminated in accordance with the applicable Addendum or this Agreement.

* This Agreement is not valid unless and until signed by the President, Chief Financial Officer or General Counsel of OAO Technology Solutions, Inc.

                                  ADDENDUM ONE
                           MASTER TERMS AND CONDITIONS

     1. Services. OAOHS shall provide to Customer the Software and Services described in the MSA Addendum attached hereto at the applicable rates, discounts and other terms and conditions described in Addendum Three (Pricing and Payment) and the applicable Addendum. In the event of a conflict between the Attachments the order of precedence shall be: the applicable Addendum describing the Software and Service and the Pricing and Payment Addendum and then this Addendum One. Capitalized Terms not otherwise defined herein shall have the meaning ascribed to them in the applicable Addendum

     2. Customer Obligations. In addition to the other obligations of Customer contained in this Agreement, including, but not limited to, any specific Customer obligations contained in a MSA Addendum, Customer shall be responsible for the following obligations.

     2.1. Customer-Obtained Facilities. Customer is responsible for obtaining, installing and maintaining all equipment, third party software, wiring, power sources, internet connections telephone connections and/or communications services necessary for use in conjunction with the applicable Services ("Facilities"). Customer is responsible for ensuring that such Facilities are compatible with OAOHS's requirements and that they continue to be compatible with subsequent revision levels of OAOHS-provided equipment, software and services. OAOHS is not responsible for the availability, capacity and/or condition of any Facilities not provided by OAOHS. The Customer shall obtain and hereby grants to OAOHS all licenses, waivers, consents or registrations necessary to deliver, install and keep installed at the Customer site the OAOHS equipment, if applicable.

     2.2. Security. Customer shall, at its own expense, take all reasonable physical and information systems security measures necessary to protect all equipment, software, data and systems located on Customer's premises or otherwise in Customer's control and used in connection with the Services, whether owned by Customer, OAOHS or OAOHS's subcontractors. Customer acknowledges and agrees that OAOHS is not liable, either in contract or in tort, for any loss resulting from any unauthorized access to or alteration of, theft, destruction, corruption or use of facilities used in connection with the Services.

     2.3. Customer Sites and Systems. Customer agrees to provide OAOHS and its subcontractors and their respective employees and agents access to Customer's Sites where any Services are provided (including access to associated equipment) as necessary for OAOHS and its subcontractors to inspect the Software and perform the Services. Upon OAOHS' request, Customer shall provide OAOHS access to the Customer's System as reasonably required for OAOHS to perform its obligations under this Agreement or any other agreement between Customer and OAOHS relating to any Software and Services. In performing its obligations under this Addendum, OAOHS agrees that OAOHS, its employees, agents, subcontractors and any other individual permitted by OAOHS to access any computer system, network, file, data or software owned by or licensed to Customer shall use all reasonable security practices and shall take all reasonable security measures necessary to protect the security of all such computer systems, networks, files, data and software.

     2.4. Modem and Telecommunication Line. Customer shall, at its own expense, install and maintain a modem and associated telecommunication lines for purposes of providing the services contemplated in this Agreement in accordance with the following: (a) Customer on-site cabling, electrical and any other site preparations for end-user on-site equipment; (b) Telecommunication line, including internet charges for the telecommunication line between Customer office and OAOHS' Data Center; and (c) Telecommunication line charges for the dedicated telecommunication line which will support the scope of end user devices outlined above. Additional telecommunications tines, if required, to support additional end-user devices will also be the expense of Customer.

     2.5. Data. Customer is responsible for all Customer Data. Customer acknowledges and agrees that data conversion is subject to the likelihood of human and machine errors and that OAOHS shall not be liable for any such errors. Further, Customer agrees to be responsible for reviewing, confirming and validating all data, reports and generated forms (collectively, "Outputs") that may be generated by the Software, and will notify OAOHS immediately if errors are found. OAOHS shall not be obligated to Customer to review any of the Outputs generated by the Software or Services and in no event shall OAOHS be responsible or liable for inaccurate or incomplete Outputs. OAOHS has no duty to monitor the accuracy and integrity of Customer Data or determine whether the Customer Data is accurate. Customer is also responsible for complying with all local, state and federal laws pertaining to the use and disclosure of any data. Notwithstanding the above, OAOHS agrees that if data conversion services are purchased hereunder, OAOHS agrees to cooperate with Customer to correct any errors created by OAOHS during the data conversion process. All data provided to OAOHS for conversion will need to be provided in pre-defined ASCII delimited format; otherwise, Customer may be subject to an additional charge.

     2.6. Recommended Hardware Configuration. Customer is responsible for all hardware and related equipment located at the Customer site. OAOHS shall recommend an appropriate hardware configuration (including operating software) necessary to operate the Software. Customer shall cooperate in providing its best estimates of volumes of transactions, data and other information necessary for OAOHS to formulate its recommendation.

     2.7. Obligation to Maintain Hardware. Customer shall be responsible for maintenance of all Hardware located onsite at the Customer premises, including, without limitation, any and all electrical and peripheral equipment utilized by the Customer in connection with the use of the Software.

     3. Software and Documentation. Software and related documentation provided by OAOHS to Customer and not otherwise subject a separate written agreement executed between OAOHS and Customer or to an accompanying shrink wrap license is subject to the terms on the Addendum Two and the following:

          (a) All rights in the Software and Services, including without limitation any patents, copyrights and any other intellectual property rights therein, shall remain the exclusive property of OAOHS and/or its licensors. Customer agrees that the Software is the proprietary and confidential information of OAOHS and/or its licensors subject to the provisions of Section 4 (Confidential Information) below.

          (b) Except to the extent otherwise expressly agreed by the parties in writing, OAOHS has no obligation to provide maintenance or other support of any kind for the Software, including without limitation any error corrections, updates, enhancements or other modifications.

          (c) The limited warranties set forth in this Agreement do not apply to any deviation by the Software and Services from the specifications and service levels specified in this Agreement or an applicable Addendum, that is caused by, or has resulted from: (i) modification of the Software and Services by anyone other than OAOHS; (ii) use of the Software and Services for any purpose other than that authorized in this Agreement: (iii) use of the Software and Service in combination with other software, data or products that are defective, are incompatible with or are not authorized by OAOHS for use with, the Software and
Services: (iv) any malfunction of Customer's software, hardware, computers, computer-related equipment or network connection; (v) Customer's failure so use any new or corrected versions of the Software and Services or documentation made available by OAOHS; or (vi) an event of Force Majeure (defined below).

          (d) OAOHS reserves the right to discontinue Customer's license, access to and use of the Software and Services or the Site or any pars or component thereof if, in OAOHS's reasonable judgment. Customer (i) harms or exploits minors in any way, which includes requesting personal or other information: (ii) posts, submits or otherwise does anything with the Software or Services that is unlawful, harmful, tortuous, defamatory, profane, obscene, libelous, hateful or otherwise offensive; (iii) fails to pay any fees or expenses owed hereunder when due; or (iv) violates or infringes upon the rights of any individual or other person, including, but not limited to intellectual property, publicity or privacy rights. OAOHS reserves the right to review all information provided through the Services for compliance with this Agreement.

          (e) Customer understands that OAOHS reserves all rights with respect to the Software not otherwise expressly granted to Customer pursuant to the Agreement. OAOHS grants no rights other than those explicitly granted in the Agreement, and Customer shall not exceed the scope of its license. Customer will not transfer, sell, assign, sublicense, pledge or otherwise dispose of or encumber the Software, Customer Module or Documentation. Except as set forth in an Equipment Purchase Addendum, OAOHS transfers no title or ownership rights to any equipment, system or hardware.

     4. Confidential Information. Each party acknowledges that, in the course of the performance of this Agreement, it may have access to information and communications, including proprietary information claimed to be unique, secret or confidential, and which constitutes the exclusive property and trade Secrets of the other party ("Confidential Information"). Each party agrees to maintain the confidentiality of the Confidential Information and to use the Confidential Information only to the extent necessary for legitimate business uses in connection with this Agreement. Upon request of either party or on termination or expiration of this Agreement, each party shall either return or destroy (and certify destruction) of the Confidential Information of the other party then in its possession. Nothing in this Agreement shall prohibit or limit either party's use of information which (a) is now, or hereafter becomes, publicly known or available through lawful means; (b) is rightfully in receiving party's possession, as evidenced by receiving party's records; (c) is disclosed to the receiving party without confidential or proprietary restriction by a third party who rightfully possesses and rightfully discloses the information; (d) is independently developed by the receiving party without any use of Confidential Information or breach of this Agreement or; (e) is the subject of a written permission to disclose provided by the disclosing party. Additionally, it shall not be a violation of this Agreement if the recipient makes a disclosure which is required as a result of action, subpoena or order by any governmental agency provided the recipient party provides the disclosing party with written notice of the required disclosure promptly upon receipt of notice of the required disclosure, and will cooperate with the disclosing party's effort to obtain relief from such order, or to obtain a protective order with respect to the Confidential Information.

     5. OAOHS Proprietary Rights. Customer acknowledges and agrees that the Software, the Customer Module, if applicable, the Documentation, and all other technology which constitutes the ASP Cyber Data System remains, as between Customer and OAOHS, the property of OAOHS. As between the Parties, Customer further acknowledges and agrees that OAOHS is the sole owner of all Software including without limitation, all customizations, modifications, enhancements, corrections or replacements to the Software and Customer Module. Customer further acknowledges that it receives no ownership rights to the System.

     6. Termination.

     6.1. Discontinuation of Business. Either party may terminate this Agreement immediately upon written notice to the other party if such other party dissolves, discontinues or terminates its business operations to which this Agreement pertains or such other party makes any assignment for the benefit of creditors.

     6.2. Termination by OAOHS. OAOHS may terminate this Agreement (or the applicable portion hereof including a specific Addendum) immediately upon notice to Customer if (a) the continued provision of the Software or Service would contravene any local, state, national, foreign or international regulation, law,
(b) interruption or termination of a Service is necessary to prevent or protect against fraud or otherwise protect OAOHS's personnel, agents, facilities or services; (c) OAOHS is unable to continue to provide a third-party subcontractor's, vendor's products, component of equipment or service for any reason, provided, however, that where such third party has ceased to provide any facility, equipment or service, OAOHS will exercise commercially reasonable efforts to continue to provide to Customer a comparable facility, equipment or service by or through another vendor under comparable terms and conditions: (e) OAOHS discovers that the Customer provided false information to OAOHS regarding the Customer's identity, credit-worthiness or its planned use of the Service(s);
(f) Customer fails to perform a material obligation under this Agreement, other than non-payment of Service, which failure is not remedied within thirty (30) days of the Customer's receipt of written notice thereof; or (g) Customer fails to pay an invoice for Services under this Agreement within sixty (60) days after Customer's receipt of OAOHS's invoice and does not provide notice to OAOHS of a bona fide dispute. In the event a bona fide dispute results in the non-payment of more than I 0% of the invoice amount. Customer shall make full payment to be held in escrow by a reputable third party bank or lending institution until such time as the bona fide dispute can be resolved. "Bona Fide Dispute" means any good faith dispute related to fees billed which Customer has asserted its dispute of such billed fees, in writing to OAOHS, within sixty (60) calendar days of the date of the invoice, specifically identifying the disputed charge and the specific cause for the dispute. If Customer fails to submit and identify a Bona Fide Dispute to OAOHS within the required sixty (60) calendar days from date of invoice, Customer shall waive any and all rights to dispute or assert such dispute as defense to payment requirements.

     6.3. Termination by Customer. Customer shall be entitled to terminate this Agreement or a specific Schedule upon ninety (90) days prior written notice upon the occurrence of any one of the following events: (a) any delegation by OAOHS without Customers consent (which consent shall not be unreasonably withheld) of its material Software support and maintenance obligations or its failure to continue to provide such support and maintenance, under Addendum Four if applicable; and, (b) the breach by OAOHS of any of its material obligations hereunder if such breach is not cured within ninety (90) days notice by Customer.

     6.4. Termination of a Service Addendum. Either party may terminate a Service Addendum in accordance with the termination provisions of the applicable Service Addendum.

     7. Indemnification. The parties agree to defend, at their own expense, and indemnify and hold harmless each other and their respective subcontractors (collectively the "indemnities"), from and against any claims, suits, damages and expenses asserted against or incurred by any of the Indemnities arising out of or relating to: (a) acts, omissions and/or breach of its obligations hereunder: including any representation or warranty under any Addendum; (b) Customer's use of any Software or Services or related products and documentation provided to Customer hereunder not in accordance with this Agreement; and (c) Customer's connection of any OAOHS product or service to any third party service or network, including without limitation, damages resulting from unauthorized use of, or access to, OAOHS' network. Notwithstanding any other provision of this Agreement, Customer shall pay all damages, settlements, expenses and costs, including costs of investigation, court costs and reasonable attorneys' fees and costs (including allocable costs of in-house counsel) incurred by OAOHS Indemnities as set forth in this Section, including, without limitation, reasonable attorneys' fees and costs (including allocable costs of in-house counsel) incurred in enforcing this Agreement.

     8. Disclaimer of Certain Damages/Limitation of OAOHS's Liability.

     8.1. Disclaimer of Warranties. The warranties for the Software and Services, if any, are as expressly set out in Addendum Four. With respect to Non-OAOHS Products, OAOHS will endeavor to transfer or assign to Customer any applicable third party warranties, but OAOHS otherwise provides such Products "AS IS." EXCEPT AS EXPRESSLY SET OUT IN THE ADDENDA, NEITHER OAOHS, ITS EMPLOYEES or AGENTS, MAKE ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ACCURACY OR NON-INFRINGEMENT FOR THE SERVICES OR ANY SOFTWARE, SERVICES OR DOCUMENTATION OAOHS PROVIDES NEITHER OAOHS, ITS EMPLOYEES, NOR AGENTS, WARRANT THAT THE SOFTWARE AND SERVICES WILL OPERATE WITHOUT INTERRUPTION OR BE ERROR FREE: NOR DO ANY OF THEM MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE SOFTWARE OR SERVICES OR AS TO THE ACCURACY, RELIABILITY OR CONTENT OF ANY DATA CONTAINED IN OR PROVIDED THROUGH THE SOFTWARE OR SERVICES. OAOHS IS NOT LIABLE FOR

THE CONTENT OR LOSS OF ANY DATA TRANSFERRED EITHER TO OR FROM CUSTOMER OR STORED BY CUSTOMER OR ANY OF CUSTOMERS USERS VIA THE SERVICE(S) PROVIDED BY OAOHS. OAOHS PROVIDES NO WARRANTY ON ANY THIRD PARTY SOFTWARE AND/OR HARDWARE NOT MANUFACTURED BY OAOHS. FURTHERMORE, CUSTOMER AGREES THAT OAOHS WILL NOT BE RESPONSIBLE FOR ANY THIRD PARTY SOFTWARE, THIRD PARTY SERVICES AND/OR HARDWARE IT PROVIDES TO CUSTOMER. IF ANY PROBLEM, OPERATIONAL FAILURE OR ERROR OF THE SOFTWARE HAS RESULTED FROM ANY ALTERATION OF THE SOFTWARE. ACCIDENT, ABUSE OR MISAPPLICATION, THEN, AT OAOHS' SOLE OPTION, THIS WARRANTY SHALL BE NULL AND VOID.

     8.2. Disclaimer of Certain Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL EXEMPLARY, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES. INCLUDING WITHOUT LIMITATION LOSS OF USE OR LOST BUSINESS, REVENUE, PROFITS or GOODWILL ARISING IN CONNECTION WITH THIS AGREEMENT, THE SERVICES, RELATED PRODUCTS, DOCUMENTATION AND/OR THE INTENDED USE THEREOF, UNDER ANY THEORY OF TORT, CONTRACT, WARRANTY, STRICT LIABILITY OR NEGLIGENCE, EVEN IF THE PARTY HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

     8.3. Limitation of OAOHS's Liability. WITHOUT LIMITATION OF THE PROVISIONS OF SECTION 8.2 ABOVE, THE TOTAL LIABILITY OF OAOHS TO CUSTOMER IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO THE LESSER OF (A) DIRECT DAMAGES PROVEN BY CUSTOMER OR (B) THE AGGREGATE AMOUNTS PAID BY CUSTOMER TO OAOHS UNDER THIS AGREEMENT FOR THE THREE (3) MONTH PERIOD PRIOR TO ACCRUAL OF SUCH CAUSE OF ACTION FOR THE SPECIFIC PRODUCT OR SERVICE WHICH FORMS THE BASIS FOR SUCH CAUSE OF ACTION. THE FOREGOING LIMITATION APPLIES TO ALL CAUSES OF ACTIONS AND CLAIMS, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS. FURTHER, OAOHS'S LIABILITY WITH RESPECT TO INDIVIDUAL OAOHS SERVICES MAY ALSO BE LIMITED PURSUANT TO THE TERMS AND CONDITIONS OF THE APPLICABLE MSA ADDENDUM. CUSTOMER ACKNOWLEDGES AND ACCEPTS THE REASONABLENESS OF THE FOREGOING DISCLAIMERS AND LIMITATIONS OF LIABILITY. NO CAUSE OF ACTION UNDER ANY THEORY WHICH ACCRUED MORE THAN ONE (I) YEAR PRIOR TO THE INSTITUTION OF A LEGAL PROCEEDING ALLEGING SUCH CAUSE OF ACTION MAY BE ASSERTED BY EITHER PARTY AGAINST THE OTHER.

     9. Force Majure

Neither OAOHS nor Client shall be responsible for any delay or failure of performance resulting from acts of God including but not limited to causes beyond its reasonable control and without its fault or negligence. Neither party shall be liable for any delay in performance directly or indirectly resulting from acts of the other, or such respective agents, employees or subcontractors. Notwithstanding this provision, OAOHS and Client will each use their best efforts to perform their duties and obligations under this Agreement and will try to mitigate any disruption of service or performance that might be caused by such a Delay.

     10. Compliance with Laws. All Services are provided subject to applicable local laws and regulations. Customer is responsible for complying with all laws and regulations including, without limitation, (i) local license or permit requirements, (ii) export, import and customs laws and regulations (such as the export and re-export controls under the U.S. Export Administration Regulations and/or similar regulations of the U.S. or any other country) which may apply to certain equipment, software and technical data provided hereunder, and (iii) foreign corrupt practices acts. Notwithstanding the foregoing, OAOHS does not represent that any necessary import, export or customs licenses or approvals will be granted with respect to Software Services provided hereunder.

     11. Miscellaneous.

     11.1. Assignment. Customer shall not assign or otherwise transfer its rights under this Agreement, without the prior written consent of OAOHS, which consent may be withheld in OAOHS' sole and absolute discretion. Notwithstanding the foregoing this Agreement shall inure to the benefit of successors in interest and all permitted assigns. This Section shall not apply to any assignment of this Agreement to a company or entity that is controlled by or under common control with Customer.

     11.2. Enforceability. If any paragraph or clause of this Agreement shall be held to be invalid or unenforceable by any body or entity of competent jurisdiction, then the remainder of the Agreement shall remain in full force and effect and the parties shall promptly negotiate a replacement provision or agree that no replacement is necessary.

     11.3. No Waiver. Neither party's failure, at any time, to enforce any right or remedy available to it under this Agreement shall be construed to be a waiver of such party's right to enforce each and every provision of this Agreement in the future.

     11.4. Notice. Any notice required to be given under this Agreement shall be in writing, in English and transmitted via facsimile, overnight courier, hand delivery or certified or registered mail, postage prepaid and return receipt requested, to the parties at the addresses on the signature page of this Agreement WITH A COPY TO: OAO Technology Solutions, Inc., Attn; Legal Department, 16th Floor, 7500 Greenway Center Drive, Greenbelt MD 20770-3522, or such other addresses as may be specified by written notice. Notice sent in accordance with this Section shall be deemed effective when received. A Party may from time to time designate another address or addresses by notice to the other party iii compliance with this Section.

     11.5. Force Majeure. Any delay in or failure of performance by either party under this Agreement (other than a failure to comply with payment obligations) shall not be considered a breach of this Agreement if and to the extent caused by events beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes (other than those only affecting Customer), riots, wars or other military action, civil disorders, rebellion, fires, floods, vandalism or sabotage. Market conditions and/or fluctuations (including a downturn of Customer's business) shall not be deemed force majeure events. The party whose performance is affected by such events shall promptly notify the other party, giving details of the force majeure circumstances, and the obligations of the party giving such notice shall be suspended to the extent caused by the force majeure and so long as the force majeure continues, and the time for performance of the affected obligation hereunder shall be extended by the time of the delay caused by the force majeure event.

     11.6. Use of Facilities and Environment. OAOHS may make any changes in or to the operation of the Services and related facilities used in providing the Services that OAOHS determines in its sole discretion to be necessary and/or desirable, including, without limitation, changes in computer hardware, systems and/or applications software, programming languages, data communications, hours of accessibility, location of systems and service equipment, customer identification procedures, type of terminal equipment and rules of operation. In the event of any such changes, OAOHS will use reasonable commercial efforts to notify Customer of such changes as anon as possible.

     11.7. Representatives. Each Party shall designate one qualified employee who shall act as its liaison between the parties for purposes of written and oral communications relating to this Agreement.

     11.8. Use of Name. Neither Party nor any of its affiliated organizations or business partners shall use the name of the other party or any of its affiliated organizations in any of its written marketing materials without the prior written consent of the party

     11.9. Risk of Loss. Customer assumes all risk of loss upon delivery of the Software by OAOHS to the carrier. In the absence of instructions to the contrary, OAOHS, on behalf of Customer, will select the carrier but shall not be deemed thereby to assume any liability in Connection with the shipment nor shall the carrier be construed to be the agent of OAOHS.

     11.10. Survival. The provisions of this Agreement which by their nature are intended to survive this agreement shall survive the termination or expiration of this Agreement.

     11.11. Entire Agreement. This Agreement, including the Tariffs and MSA Addendum, constitutes the entire agreement between the parties with respect to its subject matter, and as to all other representations, understandings or agreements which are not fully expressed herein. No amendment to this Agreement shall be valid unless in writing and signed by both parties. Section titles or references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties evidenced hereby.

     11.12. Signature Authorization. The parties have duly executed and agreed to be bound by this Agreement as evidenced by the signatures of their authorized representatives. Each party represents and warrants to the other that the signatory identified beneath its name has full authority to execute this Agreement on its behalf. This Agreement is not valid unless and until signed by the President, Chief Financial Officer or General Counsel of OAO Technology Solutions Inc.

                                  ADDENDUM TWO
                            SOFTWARE LICENSE ADDENDUM

     THIS ADDENDUM is entered into as of the Effective Date first set forth above by and between OAO HealthCare Solutions, Inc. a California Corporation, ("OAOHS") and CUSTOMER.

                                    RECITALS

     WHEREAS, OAOHS desires to license, and Customer desires to become the licensee of, that certain managed care computer software package and accompanying documentation owned or licensed by OAOHS known as the HIPAA Transaction Set & Privacy Software, as more fully set forth in Exhibit B hereto.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions.

     1.1. Software means the computer program licensed by Customer pursuant to this Agreement, and the previously licensed EZ-CAP product, in machine-readable object code, plus any instructional or operational manuals pertinent to the Software, as well as any updated, enhanced or new programs hereinafter furnished by OAOHS to Customer in connection with this Agreement. The term "Software" does not include Source Code. Software includes both Software developed and owned by OAOHS ("OAOHS Software") and Software that is a non-OAOHS Product, Customizations, updates and corrections if provided to Customer under this Agreement, are included in the term "Software".

     1.2. Non-OAOHS Products means the computer hardware, software and other products, which are manufactured by Other Vendors, including software that bears the copyright of a third party, which is provided by OAOHS and used in connection with the operation and use of the Software.

     1.3. Other Vendors are the vendors of products provided hereunder other than OAOHS.

     1.4. Hardware means certain computer equipment that is compatible with the Software and listed in Exhibit A to Addendum Three.

     1.5. System Administrator means that individual designated by Customer as responsible for Customer's computer operations and oversight of the installation of the Software and Hardware.

     1.6. Documentation means the user manuals relating to any Software that is furnished by OAOHS to Customer under this Agreement.

     1.7. Installation Date for Software means that date when Customer acknowledges in writing that the Software has been loaded onto the Hardware.

     1.8. Go Live Date for the Software ("Live Production") means that date when the Software is capable of processing Customer's routine business transactions in accordance with the Documentation.

     1.9. Member means each eligible Member or Member's, whether they are a subscriber to a to a plan administered by Client or a dependent of such subscriber and regardless of the number and type of insurance coverage's (products) they may have. Each eligible Member is counted as a Member if such Member is eligible for one or more healthcare coverage as of the last day of a reporting period.

     1.10. Month means a calendar month, commencing with the first full calendar month after the Effective Date.

     2. Grant of License

     2.1. Grant of' Software License.

          (a) OAOHS hereby grants to Customer, and Customer accepts, a non-exclusive, non-transferable and non-assignable license to operate the OAOHS Software described in Exhibit A attached to Addendum Three, together with all associated Documentation, on the Hardware listed on Attachment A, provided that such OAOHS Software shall be used only "On-Site" by Customer owned entity. The term of this license shall commence on execution of this Agreement and shall be perpetual unless terminated as hereinafter provided.

          (b) OAOHS shall provide to Customer copies of Documentation for Customer's operation and use of the OAOHS Software. The first two (2) copies of each user manual and/or reference manual shall be provided at no cost to Customer. Customer, with the permission of OAOHS, shall be permitted to reproduce copies of all OAOHS Software operational documents at its own expense, and if so permitted, agrees to reproduce on all such copies all copyright notices, trademarks and all other written legend or notice affixed to the original software or documentation (collectively the "Legends") of OAOHS.

          (c) Customer may make up to I back-up or archival copies of the OAOHS Software, provided, however, that Customer copies all Legend with such copies, and provided, further, that such copies are treated as Confidential Information of OAOHS.2.2 General Restrictions and Limitations. Without limiting the generality of the foregoing, the License does not include the right to, and Customer shall not directly or indirectly:

     2.2. General Restrictions and Limitations. Without limiting the generality of the foregoing, the License does not include the right to, and Customer shall not directly or indirectly:

          (a) Customer may not install the Software on any hardware other than the Customer Hardware, nor access the System anywhere but from the Customer Facility without OAOHS' prior written consent; provided, however, that (i) Customer may transfer the Customer

Hardware, including the Software to another location temporarily in the event of an interruption of computer operations at the Customer Facility upon written notice to OAOHS, and (ii) Customer may request the right to transfer the Software to Hardware which replaces the Customer Hardware, on a temporary or permanent basis, with the consent of OAOHS.

          (b) Modify, or create, any derivative work based upon any Software or Documentation;

          (c) Grant any sublicense or other rights to any Software or Documentation, or permit access to the Software to any Person other than its employees and agents;

          (d) Reverse engineer, disassemble or de-compile any Software or any component of the Software;

          (e) Remove, obscure or alter any Legend on or in the Software or Documentation;

          (f) Copy or distribute the Software or Documentation (electronically or otherwise) or any copy, adaptation, transcription or merged portion thereof, except as expressly authorized by OAOHS in this Addendum, or in a separate written agreement signed by OAOHS; or

          (g) Customer shall not: (i) use the Software for any purposes except as expressly permitted under this Addendum; (ii) import, add, modify or delete data in the Software database by any method other than direct data entry through the Software or through an OAOHS developed Interface, without the prior written approval of OAOHS.

     2.3. Survival of Obligations. Customer's obligations and restrictions under this Section 2 shall remain in full force and effect during the term of this Agreement and for two years thereafter.

     3. Term. The Initial Term of this Addendum shall commence on the Effective Date, and shall continue for a period of three (3) years thereafter unless otherwise terminated by either party pursuant to Section 5 of Addendum One. Thereafter, this Addendum shall renew automatically for additional one (1) year terms upon the same terms and conditions unless either party gives written notice to the other not less than sixty (60) days prior to expiration of the then current term. The Initial Term and any renewal terms are referred to as the "Term."

     4. Fees. Customer shall pay OAOHS the fee for the Software as specified in Exhibit A to Addendum Three.

     5. Obligations of OAOHS

     5.1. OAOHS will make reasonable efforts to deliver the Software within seven (7) days of the execution of this Agreement and install the Software and any third party software and/or hardware set forth in the attached Appendices at the designated location within a mutually agreed upon timeframe, provided however that OAOHS does not guarantee delivery or installation, and shall not be liable for failure to deliver or install, by such date. Installation shall be complete when a copy of the Software has been installed, either permanently or on a temporary basis, on any of Customer's hardware (whether on a fixed workstation and/or a laptop) at the Designated location ("Software Installation"). Customer shall execute the Acceptance Letter described in Exhibit A hereto upon acceptance of the HIPAA Transaction Set & Privacy Software.

     5.2. The Software shall operate in accordance with the Documentation. OAOHS' only obligation with respect to the Software is to provide the current base version of the Software. OAOHS has no obligations to make any enhancements, alterations, retrofits, modifications or other changes to any of the Software (collectively the "Changes"). Customer shall be responsible for the costs of all Changes in accordance with Addendum Three (Payment and Payment Terms).

     5.3. OAOHS shall assist Customer with maintenance and technical support as set forth in Addendum Four. Customer shall be responsible for providing any additional services, support, equipment, software and other items that may be required for the installation and implementation of the Software as it interfaces with existing applications at the Customer Location. The parties shall consult and cooperate in the coordination of their respective activities and responsibilities in connection with such installation and implementation.

     5.4. OAOHS will provide data conversion services only if Data Conversion is specifically defined as part of the Agreement.

     5.5. Customer's data files and the data contained therein, which may be provided to OAOHS, shall be and remain Customer's property and shall be returned to Customer upon request or upon the expiration or termination of this Agreement, or, with respect to any particular data files and data, on such earlier date that they are no longer required by OAOHS in order to render services specified hereunder. Customer's data shall not be utilized by OAOHS for any purpose other than that of rendering services to Customer and Customer's data or any part thereof shall not be disclosed, sold, assigned, leased or otherwise disposed of to any third parties by OAOHS, its employees, consultants or agents.

     6. Obligations of Customer. In addition to arty other obligations contained in this Agreement, the Customer shall have the following obligations:

          (a) Determining whether the Software, Hardware and third party software Customer has selected in the Appendix will achieve the results Customer desires:

          (b) Providing a proper physical environment and proper utilities for the computers on which the Software operates, including an uninterrupted power supply;

          (c) Selecting and training Customer's personnel so they can operate computers and so they are familiar with the accounts and records that serve as input and output for the Software; and

          (d) Establishing and maintaining adequate operational back-up and disaster recovery provisions for Customer's data in the event of a defect or malfunction that renders the Software or the computer systems on which they run non-operational.

     7. Warranties

     7.1. Authority. OAOHS warrants that it is the sole owner and has full power and authority to grant the license of the OAOHS Software and other rights granted by this Agreement to Customer with respect to the Software without the consent of any other person; and that neither the performance of services by OAOHS, nor the license of and use by Customer of the OAOHS Software as described herein will in any way constitute an infringement or other violation of any copyright, trade secret, trademark, patent, invention, proprietary information, non-disclosure or other rights of any third party.

     7.2. Software Warranty. OAOHS will warrant the OAOHS Software so long as Customer maintains an enforceable Software Support and Maintenance Addendum. OAOHS warrants that the OAOHS Software will operate as described in the OAOHS Documentation. If the OAOHS Software fails to so perform, Customer shall immediately notify OAOHS to that effect in writing, describing such failure to operate in reasonable detail. Upon receipt of such notice, OAOHS' sole obligation shall be to conform the OAOHS Software to the Documentation, or to replace the OAOHS Software with conforming Software. Such warranties do not apply to any Third Party Products or modification made by Customer or others or to any noncompliance resulting from use or combination of the OAOHS Software with any products, goods, services or other items furnished by anyone other than OAOHS. OAOHS does not warrant that the OAOHS Software and User Manuals are free from all bugs, errors and omissions.

     7.3. Customer Warranties. Customer warrants to OAOHS that it has such licenses necessary for the use of the Customer Hardware in accessing the System, that the Customer Data does not infringe any third party rights and that it has sufficient right to grant OAOHS the access to the Customer Hardware necessary for it to perform the SLA Services and other obligations under this Addendum. Customer warrants that it will not us the System for any illegal purpose.

     7.4. No Virus Warranty. OAOHS represents and warrants that it will follow reasonable security customs, procedures and standards of the industry to avoid insertion of Viruses and to reduce the risk of Virus damage. OAOHS represents and warrants that at the time of installation, the OAOHS Software will he free of any viruses that arc detectable by standard virus detection software.

     8. Indemnification by OAOHS. Subject to the limitations of liability contained in the Master Terms and Conditions, if a claim is made or an action brought for infringement of a U.S. patent, or any copyright, trademark, trade secret or other proprietary right against Customer related to any OAOHS Software provided by OAOHS under this Agreement, OAOHS will defend Customer against such claim and will pay resulting costs and damages finally awarded, and attorney's fees, provided that (i) Customer promptly notifies OAOHS in writing of the claim, (ii) OAOHS has sole control of the defense and all related settlement negotiations, and (iii) Customer cooperates in such defense at no expense to Customer. The obligations of OAOHS under this Section are conditioned on Customer's agreement that if the OAOHS Software, or the use or operation thereof, becomes, or in the opinion of OAOHS is likely to become, the subject of such a claim, OAOHS may at its expense either procure the right for Customer to continue using the Software or, at the option of OAOHS, replace or modify the same so that it becomes non-infringing (provided such replacement or modification does not adversely affect Customer's use of the OAOHS owned Software as contemplated hereunder). If neither of the alternatives is available on terms which are reasonable in OAOHS' judgment, Customer will return the Software on written request by OAOHS and OAOHS will credit or refund to Customer, at Customer's option, the price paid for such OAOHS owned Software less depreciation on a straight line basis over an assumed seven year service life. If OAOHS gives Customer notice that it chooses not to defend such claim or attempt to settle such claim on reasonable terms, OAOHS shall be deemed to have elected not to conduct the defense of the subject claim, and in such event Customer shall have the right to conduct defense and to compromise and settle the claim without prior consent of OAOHS, and in such case, the indemnity set forth in the first sentence of this paragraph shall apply, provided that Customer's right to defend or settle the claim and OAOHS' above indemnity shall be contingent upon Customer's compliance with the sentence immediately preceding this sentence.

     9. Effect of Termination. Immediately upon termination of the Agreement, Customer shall immediately: (i) cease using all Software and Documentation; (ii) return to OAOHS all Software and Documentation delivered to Customer, (iii) together with any and all copies of the Software and Documentation; (iv) delete all copies of Software from all machine readable media in Customer's possession or control; and (v) deliver to OAOHS a certificate executed by an officer of Customer certifying that it no longer has any copies of the Software or Documentation in its possession or control.

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the Effective Date.

OAO HEALTHCARE SOLUTIONS, INC.          CUSTOMER


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                ACCEPTANCE LETTER

                            EXHIBIT A TO ADDENDUM TWO
             ACKNOWLEDGEMENT OF SOFTWARE DELIVERY AND ACCEPTANCE OF
                 THE HIPAA TRANSACTION SET AND PRIVACY SOFTWARE
                                   BY CUSTOMER

OAO HealthCare Solutions ("OAOHS") asks that Customer complete this form, so that our records are complete and properly document that the OAOHS Software ("Software") supplied to Customer was delivered and accepted in accordance with paragraph 6.4: of the Software License Agreement which states: "Within seven (7) days of execution of this Agreement by the parties, OAOHS shall deliver the Software to Customer's premises."

By signing below you do not waive any rights in regards to procedures for acceptance of data and files placed on the Software or procedures dealing with system acceptance, functional specifications of the Software, programs, reference manual and materials, project management, consulting, support and system audit issues. Further, the rights of both parties in regard to conversion testing are fully preserved in accordance with the Agreement.

Delivery and Acceptance approved by:

BY: TEXQUEST, LLC, ON BEHALF OF GULF QUEST LLP

-------------------------------------   ----------------------------------------
Print Name                              Title


-------------------------------------   ----------------------------------------
Signature                               Date

                            EXHIBIT A TO ADDENDUM TWO
                             HIPAA SYSTEM COMPONENTS

The HIPAA TRANSACTION SET AND PRIVACY SOFTWARE is comprised of several integrated modules that provide a solution for sending and receiving HIPAA-ready electronic transactions. A listing of the modules and functionality is described below. For a more complete description of functionality, please refer to the Documentation.

SYBASE ECMAP DEVELOPMENT ENVIRONMENT SOFTWARE LICENSE. OAOHS hereby grants to Customer a single copy, non-exclusive, non-transferable and non-assignable right to use the Sybase ECMap Development Environment Software, provided that such Software shall be used only for Map Development, Map Testing and Map Maintenance for Customer's business purposes in conjunction with the HIPAA Transaction Set and Privacy Software licensed hereunder. Customer specifically agrees and acknowledges the confidential and proprietary nature of the Sybase ECMap Development Environment Software, and any and all reports and/or functionality which arise out of Customer authorized use of the Software.

Licensee shall have the following obligations:

MODEM AND TELECOMMUNICATION LINE. Customer shall, at its own expense, install and maintain a modem and associated telecommunication lines in order to process real-time transactions or allow Trading Partners access to the Batch Monitor.

STORAGE. Additional storage devices may need to be added to their database server depending on amount of data to be stored in the HIPAA Data Repository.

CUSTOMER AGREES THAT THE SOFTWARE PROVIDED HEREIN IS ONLY TO ASSIST CUSTOMER IN MEETING THE HIPAA REQUIREMENTS. ALL OBLIGATIONS TO ABIDE BY THE RULES AND REGULATIONS ISSUED UNDER HIPAA ARE SOLELY THE OBLIGATION OF CUSTOMER.

1) HIPAA TRANSLATOR. An electronic commerce-mapping product that will accept and produce transactions in the required ANSI ASC XI2N formats provided below. Software Maintenance includes regulatory updates to the following transaction code sets:

     -    270/271 Eligibility inquiry/response

     -    276/277 Claims Status inquiry/response

     -    278 Referral/Authorization inquiry/response

     -    834 Enrollment

     -    835 Healthcare Payment

     -    837 P-Claim (Professional)

     -    837 I-Claim (Institutional)

     The software shall be used only for Map Translation for Customer's business purposes in conjunction with the HIPAA Transaction Set and Privacy Software licensed hereunder. Customer specifically agrees and acknowledges the confidential and proprietary nature of the Sybase EC-RTP Map Translation Execution Engine Software, and any and all reports and/or functionality which arise out of Customer's authorized use of the Software.

2) ENTERPRISE EDI. Processes EDI transactions in HIPAA and non-HIPAA formats and perform data validation.

3) HIPAA DATA REPOSITORY. SQL Server database designed to house data elements that are standard in HIPAA transactions, but are not required data elements for adjudication.

4) BATCH MONITOR. Ability for Trading Partners to submit and retrieve EDI transactions online via a secure server.

5)   QUERY MONITOR. Processes real time transactions from integrated systems.

6) PRIVACY ENHANCEMENT. Manages many of the administrative processes within the following core privacy provisions:

     -    Uses and Disclosures

     -    Notice of Privacy Practices

     -    Privacy Protection

     -    Access to PHI

     -    Amendment to PHI

     -    Accounting of Disclosures

                                 ADDENDUM THREE
                            PAYMENT AND PAYMENT TERMS

FEES

SCHEDULED PAYMENTS. Customer shall pay OAOHS a Fee for the Software, as specified in Exhibit A attached hereto (the "Fees"). All Fees are due and payable as set forth in the Payment Schedule of Exhibit A. All amounts due for Services shall be billed in U.S. Dollars. Customer is required to pay OAOHS for Services, within thirty (30) days after the date of OAOHS's invoice. Amounts not paid within thirty (30) days after the date of the invoice will be considered past due and a failure to perform a material obligation under this Agreement, and OAOHS may terminate this Agreement or the applicable MSA immediately upon written notice of any sum past due. Failure of OAOHS to invoice Customer in a timely manner for any amounts due hereunder shall not be deemed a waiver by OAOHS of its rights to payment therefore. If payment is not received within thirty (30) days of invoice date, Customer will be charged a late fee as stated below.

INSTALLATION AND OTHER SERVICE. Customer shall pay the Fees set forth in Exhibit A for any implementation, training, technical support, system conversion, retrofits, customization and other services for the installation, implementation or customization of the Software either at OAOHS' corporate headquarters or at the Customer Location as provided for in this Agreement. IN NO EVENT SHALL EXPENSE REIMBURSEMENTS OR IMPLEMENTATION PAYMENTS BE WITHHELD FOR ANY REASON INCLUDING FOR OFFSET OR FEE DISPUTE.

ENHANCEMENTS. OAOHS' only obligation with respect to the Software is to provide the current base version of the Software. OAOHS has no obligations to make any enhancements, alterations, retrofits, modifications or other changes to any of the Software (collectively the "Changes"). Customer shall be responsible for the costs of all Changes at the rates set forth in Exhibit A to Addendum Three (Payment and Payment Terms).

OTHER SERVICES. After the initial implementation has been completed as defined in the implementation project plan set, additional training, consultation and other support services will be provided on a time-and-material basis at OAOHS' prevailing rates, subject to prior approval front Customer. Customer will pay OAOHS for expenses incurred by OAOHS employees in the carrying out of these services for Customer.

ADDITIONAL CHARGES. TRAVEL EXPENSES. Customer agrees to pay within thirty (30) days of date of invoice all pre-approved and/or reasonable travel expenses (airfare, mileage, hotel and per diems) incurred by OAOHS in the performance of this Agreement. OAOHS retains the right to make all travel arrangements on behalf of OAOHS employees.

OTHER CHARGES. License and other fees do not include costs, optional products and services, shipping charges, consulting, cancellation fees imposed upon OAOHS by third parities, cabling of Customer's premises, photocopying, travel time, Customer's telephone calls, courier services and telecommunications termination equipment. Customer agrees to pay such reasonable fees and costs, when and as the services are rendered and the expenses incurred, as invoiced by

OAOHS. OAOHS reserves the right to require prepayment or advance deposit for services or expenses in some instances.

LATE PAYMENTS. If Customer fails to make any payment due, OAOHS may give written notice to Customer and Customer shall have fifteen (15) days from the date of such notice to cure the default. In the event Customer has not made payment of all amounts due within fifteen (15) days of written notice, in addition to the OAOHS termination rights, Customer agrees to pay a late fee calculated at an annual rate of five percent (5%) or at the maximum rate permitted under applicable law, whichever is less, until paid. Such interest shall be added to the amount due and owing to OAOHS as additional license fees.

CREDIT CHECK. Customer hereby authorizes OAOHS to perform a check of Customer's creditworthiness through commercially reasonable means, including, but not limited to, obtaining a Dunn & Bradstreet Report, checking bank and trade references, etc. Customer also agrees to provide OAOHS with information reasonably necessary for OAOHS to perform such creditworthiness assessment. Notwithstanding anything herein to the contrary, any payment terms set forth in this Agreement, any Schedule and/or any Addendum are contingent upon Customer having received a favorable credit approval, using reasonable commercial underwriting principles, from OAOHS. Should Customer's credit not be approved, Customer agrees to pay 100% of the purchase price prior to services being rendered.

TAXES. All local, state and federal sales, use, excise, personal property or other similar taxes or duties relating to this license or to Customer's operation of the Software shall he the exclusive obligation of Customer other than taxes based on OAOHS' net income or corporate franchise. Payment of said taxes shall he Customer's obligation independent of its obligation to pay any License or other Fees set forth herein.

REMITTANCE OF SALES TAX. Customer shall pay applicable state and local use and sales taxes, if any, directly to OAOHS together with any License Fee payments due OAOHS. OAOHS shall remit said taxes to the appropriate governmental agencies. OAOHS shall indemnify and hold Customer harmless from the claims of any taxing authority to the extent that Customer has remitted taxes to OAOHS pursuant to this provision.

LICENSE FEES FOR ADDITIONAL LICENSED SOFTWARE AND SUPPORT. Customer shall pay OAOHS such additional license fees, charges and other amounts as may be specified in any Supplement Agreement and mutually agreed upon by the parties in accordance with the payment terms specified therein.

CPI ADJUSTMENT. Each year after the first year that the Support Agreement remains in effect, on the anniversary date of the execution of this Agreement, the Support Fees set forth in Exhibit A hereto may be increased by an amount equal to the Consumer Price Index, U.S. City Average for all Urban Consumers, OAOHS shall provide written notification to Customer of any increase in Support Fees not less than thirty (30) days prior to the anniversary date of the execution of this Support Agreement.

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the Effective Date.

OAO HEALTHCARE SOLUTIONS, INC.          CUSTOMER


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                           EXHIBIT A TO ADDENDUM THREE

I.   SOFTWARE                                             TOTAL FEE(1)   $85,000

     A.   HIPAA Transaction Set and Privacy Software License   Included

     B.   Sybase ECMap Development Environment(2)              Included

II.  SOFTWARE MAINTENANCE AND SUPPORT FEE                    TOTAL FEE   $15,300

     A monthly software maintenance and support fee ("Support Fee") provides customer service & support via our Help Desk and Remote Diagnostic support services. The Support Fee is 18% of the Total Software Fee. The Support Fee will be increased by a monthly service fee equal to one and one-half percent (1-1/2%) of all new/additional Software license fees and/or any custom programming/interface fees paid by Customer to OAOHS.

III. HARDWARE

     HIPAA EDI Server Included

IV.  SYSTEM IMPLEMENTATION, CONVERSION & INTERFACE FEES

     OAOHS Professional Billing Rates are $175.00 to $250.00 per hour for the EZ-CAP Software System. Standard HIPAA Transaction Set & Privacy Software Implementation & Training are included in Addendum Five.

V.   CUSTOM PROGRAMMING AND SYSTEM CONVERSION

     OAOHS offers technical and programming assistance to modify the OAOHS Software to meet specific business requirements. OAOHS Professional Billing Rates are $175.00 to $250.00 per hour.

VI.  TELECOMMUNICATION AND LINE COSTS

     Customer shall, at its own expense, install and maintain a modem and associated telecommunication lines for purposes of providing the services set forth in the Agreement.

VII. TRAINING

     A. ON-SITE TRAINING: $2,500 per day per instructor for up to six (6) Customer employees, plus travel and expenses

----------
(1)  Sales tax will be added where applicable.

(2)  OAOHS does not offer training for this third party product.

     B. IN-HOUSE TRAINING: $1,500 per person per day for up to two (2) Customer employees

     C. WEBEX ON-LINE TRAINING: $1,000 per connection for up to four (4) hours of training for up to two (2) active participants, plus phone expenses

VII. OAO HEALTHCARE SOLUTIONS PROFESSIONAL BILLING RATES

PROFESSIONAL SERVICE DESCRIPTION   PROFESSIONAL BILLING RATES*
--------------------------------   ---------------------------
Senior Consultant                          $250.00/Hour
Senior Engineer                            $250.00/Hour
Senior Technologist                        $250.00/Hour
Technical Specialist                       $225.00/Hour
Network Manager                            $225.00/Hour
Project Manager                            $225.00/Hour
Technical Project Manager                  $225.00/Hour
Business Analyst                           $205.00/Hour
Design Analyst                             $205.00/Hour
Application Consultant                     $205.00/Hour
DBMS Analyst                               $195.00/Hour
Senior Programmer/Analyst                  $195.00/Hour
Systems Analyst                            $195.00/Hour
Systems Engineer                           $195.00/Hour
Installation Manager                       $195.00/Hour
Programmer/Analyst                         $175.00/Hour
Account Manager                            $175.00/Hour
Training Specialist                        $175.00/Hour

*    These prices are subject to change upon thirty (30) days notice

IX.  PAYMENT SCHEDULE

     A.   FEES DUE AND PAYABLE UPON EFFECTIVE DATE   AMOUNT $19,166.67

          1.   1/6th of Total Software License Fee       $14,166.67

          2.   Standard HIPAA Implementation & Training  $ 5,000.00

     B.   PAYMENT MILESTONES

          -    Five (5) equal monthly payments of $14,166.67 commencing thirty
               (30) days following the Effective Date.

          - Software Maintenance & Support Fees due and payable quarterly in the amount of $3,825 commencing upon completion of Standard Implementation as set forth in Addendum Five.

          - All other fees incurred shall be due and payable upon receipt of invoice at the then current OAOHS Professional Billing Rates.

                                  ADDENDUM FOUR
                    SOFTWARE SUPPORT AND MAINTENANCE ADDENDUM

     THIS ADDENDUM is an addendum to the Master Agreement, General Terms and other Addenda by and between OAOHS and CUSTOMER and is effective as of the Effective Date.

1. DEFINITIONS. Terms used with initial capitalization in this Agreement which are not otherwise defined herein shall be used as defined in the General Terms and Conditions.

"DEFECT" means any failure of the OAOHS Software to materially confirm to the Specifications contained in the Documentation.

"MEMBER" shall mean each subscriber to a plan administered by Customer, and each dependent of such subscriber, regardless of the number and type of insurance coverages or products the individual may have. Member shall be counted as a member if eligible for one or more insurance coverage as of the last day of the applicable reporting period.

"PMPM" shall mean per Member per month, and is the unit of measure for billing purposes for the Support Fees.

"SUPPORT FEES" means the fees payable by Customer under Addendum Three (Payment and Payment Terms) for the Software Support and Maintenance services provided under this Addendum

"SUPPORT AGREEMENT" shall mean this Software Support and Maintenance Addendum.

"TERM" shall have the meaning set forth in Section 2 below.

"TIME AND MATERIALS BASIS" means charges will include then current rates for the service technician's tune, costs of any equipment used for repairs, travel expenses and other out of pocket and incidental expenses incurred in performing the services.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in addendum Two.

2. TERM. The Initial Term of this Support Addendum shall commence on the Effective Date and shall continue for a period of three (3) years thereafter unless otherwise terminated by either party pursuant to Section 8 below (the "Initial Term"). Thereafter, this Support Addendum shall renew automatically for additional one (1) year terms upon the same terms and conditions, except as provided in Section 8 below, unless either party gives written notice to the other not less than sixty (60) days prior to expiration of the then current term. The Initial Term and any renewal terms are referred to as the "Term."

3. FEES. Customer shall pay, in advance each quarter, the Support Fees specified in Exhibit A to Addendum Three (Payment and Payment Terms)

4. GENERAL SUPPORT AND MAINTENANCE SERVICES. OAOHS shall provide the following maintenance and support services during the Term.

     (A) TELEPHONE ASSISTANCE. OAOHS, or its duly authorized representative, shall supply telephone assistance to Customer's designated authorized staff member (herein referred to as the "Support Representative") between the hours of 6:00 a.m. to 6:00 p.m. Pacific Coast time during OAOHS' regular business days. Such telephone assistance shall consist of:

          (i)  explanation of Software functions and features;

          (ii) clarification of Documentation:

          (iii) guidance in the operation of the Software; and

          (iv) assistance in identifying problems with Software operation.

     (B) DIAL-UP DIAGNOSTIC ASSISTANCE. OAOHS shall upon request, be provided access to the Customer's Hardware and Software via dial-up telephone connection, for diagnostic purposes, to identify reported problems and resolve Defects.

     (C) SOFTWARE UPGRADES. From time to time OAOHS may release a new version of its standard OAOHS Software ("Software Upgrade"). OAOHS shall provide Customer any modifications or revisions of the OAOHS Software generally made available to OAOHS' other licensees of the Software ("Modification"). If such Modification or revisions are generally made available to OAOHS' other customers at no additional costs, then OAOHS shall make available to the Customer at no additional costs. Customer agrees to install any modifications or revisions to the Software upon receipt from OAOHS, and understands that failure to do so may impair use of the Software or the System. Customer shall be responsible for all training and implementation fees that may be associated with, or be required to install, said Software Upgrade including all out-of-pocket expenses. In the event Customer is on a "modified" or "non standard" version of the Software, OAOHS will use its reasonable efforts to retrofit the Software Upgrade to meet Customer specific requirements upon the execution of a Customization addendum for such services. OAOHS will bill Customer on a Time and Materials basis at OAOHS' then prevailing billing rates for the conversion and time required to retrofit the Software Upgrade to meet Customer specific requirements.

5. EXCLUDED SERVICES. The following are not included in the Support Fees, and if support services are provided in connection with any of the following, they shall be billed on a Time and Materials Basis, and paid by Customer upon invoice:

     (A) providing consumable supplies (such as ribbons, paper, print heads) for use On-site, even if consumed while providing maintenance, warranty or support services (it is understood that OAOHS shall provide at its expense all such consumable supplies used by OAOHS in its offices);

     (B) maintenance services due to usage in an improper environment or in excess of Software's capacity (as specified in the License Agreement):

     (C)  maintenance, repair and replacement because of:

          (i) abuse, misuse, accident, neglect or loss or damage to the Software due to a cause or causes external to the Software;

          (ii) Customer's failure to perform necessary backups; failure by Customer to properly perform Customer's responsibilities as described in this Agreement.

     (D) maintenance services pursuant to this Agreement with respect to any modifications to the Software made by Customer or its agents or to any other computer program incorporating all or any part of the Software.

     (E)  On-Site preparation and maintaining a proper environment;

6. CUSTOMER'S OTHER OBLIGATIONS. In addition to any other obligations contained in this Agreement, Customer shall have the following obligations during the Term:

     (A) SUPPORT REPRESENTATIVE. Customer shall designate and authorize one support Representative who shall be responsible for acting as the contact person in telephonically communicating with OAOHS if a problem arises with the Software.

     (B) ACCESS TO DATA AND COMPUTER. On request, Customer agrees to provide OAOHS or its authorized representative with printouts of the Software or of data in storage that exhibit evidence of a Defect. Customer further agrees to provide sufficient access to Customer's computer and sufficient computer time to enable OAOHS or its authorized representative to duplicate the Defect, determine that it results from the Software, and, after corrective action or replacement has taken place, determine that the Defect has been corrected.

7. WARRANTY. OAOHS warrants that its services or those of its authorized representative hereunder shall be of professional and workmanlike quality and shall be provided by competent personnel. Except as provided in the preceding sentence, there is no express or implied warranty with respect to the support and maintenance services provided by OAOHS or its agents hereunder, and the terms set out in the General Terms and Conditions shall he applicable. Replaced, corrected or updated Software installed by OAOHS or its authorized representative, shall be subject to the warranty limitations and disclaimers set forth in the General Terms and Conditions, and, if applicable, the Software License Agreement pursuant to which Customer acquired the Software.

8.   TERMINATION.

     (A) This Support Agreement may be terminated at any time by OAOHS in the event of any failure on the part of Customer to pay the support and maintenance fees provided for hereunder within sixty (60) days following the due date subject to the provisions of Addendum One
          Section 6.2 regarding Bona Fide Disputes.

     (B) This Support Agreement shall he automatically terminated if Addendum Two is terminated for any reason.

     (C) This Support Agreement shall be terminated if either party breaches any of the terms or conditions of this Support Agreement other than the terms relating to payment of the support and maintenance fee, and fails to cure said breach within thirty (30) days of a written request to cure by the other party.

     (D) In the event of termination, all fees or charges payable under this Agreement up to the termination date of this Support Agreement shall become immediately due and payable, except when terminated by OAOHS, and without notice or demand by OAOHS and all obligations of OAOHS under this Support Agreement shall end immediately upon termination.

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the Effective Date.

OAO HEALTHCARE SOLUTIONS, INC.          CUSTOMER


By:                                     By:
    ---------------------------------       ------------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                  ADDENDUM FIVE

STANDARD TRAINING & IMPLEMENTATION RATE $5,000

     This Fee is for Standard Implementation & Training of the HIPAA Transaction Set & Privacy Software. Any travel time, on-site services or services not specifically contemplated hereunder will be charged at the current OAOHS Professional Billing Rates.

1. PRE-INSTALLATION OF SOFTWARE AT OAOHS FACILITY. An approved HIPAA Transaction Server will be provided by OAOHS or Customer pursuant to the terms of the Agreement(3). OAOHS will install and perform a software and systems check of the Server to make sure the following applications are operating correctly;

     a.   Windows 2000 Server Operating System

     b.   Internet Information Server 5.0

     c.   Batch Monitor Server Module

     d.   Query Monitor Server Module

     e.   SyBase Runtime Module

     f.   Batch Monitor Web

     g    ANSIXI2 Maps

2. STANDARD REMOTE SERVER IMPLEMENTATION. Upon delivery of the Server to Customer, OAOHS will schedule integration of the Server to Customer's existing EZ-CAP database. This service is performed remotely via a Telco or Internet connection.(4) Standard Implementation and infrastructure requirements are set forth in the HIPAA Pre-Implementation Guide. Customer's system will be Live upon completion of Remote Server Implementation. Any services or equipment requested or required by Customer which are outside the parameters set forth by OAOHS in the HIPAA Pre-Implementation Guidelines are excluded from the Standard Implementation Fee. Such additional services may be requested by Customer at the then-current OAOHS Professional Billing Rates.

3. STANDARD WEBEX BATCH MONITOR ADMINISTRATION TRAINING. WebEX remote training offers your staff up to four (4) hours of use and configuration training required to configure and test the Software. The Standard Implementation & Training Fee includes the WebEX connection charge.

----------
(3) In order to qualify for the Standard Rate: Customer supplied servers must he shipped to OAOHS insured via FedEx, UPS, or DHL; The operating system must he installed and the Server must he in good working condition: White box servers (non HP, Compaq. DELL. or IBM) are subject to a $500.00 premium charge; All Servers must meet or exceed the minimum published specifications.

(4)  Customer is responsible for enabling this connection.

4. ADDITIONAL SERVICES. OAOHS offers a range of training, consulting and testing services, as well as custom map development. These services are available upon request at the then-current OAOHS Professional Billing Rates and are subject to availability.

AGREED TO AND ACCEPTED BY:

CUSTOMER


By:
    ---------------------------------
Date:
      -------------------------------

                                           DST Health Solutions, Inc.
                                           26711 Northwestern Highway, Suite 600
                                           Southfield, Ml 48034
                                           246.372.3000

June 16, 2005

Tim Riley
HealthSpring Management, Inc.
44 Vantage Way Ste 300
Nashville, TN 37228-1513

Dear Tim:

SUBJECT: CCN E28-01 & CCN E28-.03

Enclosed please find your copy of the above referenced documents.

If you require any additional information or assistance, please contact me at
(248) 372- 3945.

Sincerely,


-------------------------------------
Karen Carrick
Contracts Administrator

Enclosures

CSC                 CHANGE CONTROL NOTICE                Control #CC20206.E28-01

CLIENT:          HEALTHSPRING MANAGEMENT.
REQUESTER:       SANDRA LUTZ
PROJECT:         MHC Release 18 upgrade
DATE:            03-15-2005
CHANGE IiSSUE:   Change in Scope--Removal of enhancement

DESCRIPTION OF/REASON FOR CHANGE

CUSTOMER has requested not to carry forward enhancement CR0301491/CR051 947 Track Additional OB information on URM to CUSTOMER's Release 18 account.

Original Carry-Forward hours = 23--33.

Hours used to date = 18.

Total number of reduced hours = 5--15 rata rate of $120.00 per hour.

IMPACT OF CHANGE
----------------
SCHEDULE                      20206.E28
Original Delivery Date           N/A
Revised Delivery Date            N/A

PROJECT HOURS
-------------
Original Estimate                282 to 431
Estimated Change                  -5 to -15
Revised Estimate                 277 to 416
Original Estimate        $33,840 to $51,720
Estimated Change           -$600 to -$1,800
Revised Estimate         $33,240 to $49,920

ACKNOWLEDGMENT OF CHANGE

CSCH ______________________________________   Date ____________

Customer __________________________________   Date ____________